UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015 (May 7, 2015)

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(I.R.S. Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Edward Lehner as President and Chief Executive Officer; Retirement of Michael C. Arnold

On May 7, 2015, Ryerson Holding Corporation (the “Company”) entered into an offer letter (the “Offer Letter”) with Edward J. Lehner, pursuant to which he was appointed to the position of President and Chief Executive Officer of the Company, effective June 1, 2015. Mr. Lehner, 49, will replace Michael C. Arnold, who previously announced his plans to retire as President and Chief Executive Officer.

Mr. Lehner is currently the Company’s Executive Vice President and Chief Financial Officer, positions he has held since August 2012. Prior to that time, Mr. Lehner served from 2009 to 2012 as chief financial officer and chief administrative officer for PSC Metals, Inc., a North American ferrous and non-ferrous scrap processor.

Description of Offer Letter

Pursuant to the terms of the Offer Letter, Mr. Lehner will be entitled to an annual base salary of $650,000 per year and will have a target annual bonus opportunity equal to 110% of his base salary, based on the achievement of targets established pursuant to the Company’s Annual Incentive Plan. Mr. Lehner will also receive a grant of performance units (“PSUs”) and time-vesting restricted stock units (“RSUs”) in amounts such that the total number of RSUs and PSUs granted to him will equal 90,000. The RSUs and PSUs will be granted to Mr. Lehner in conjunction with the grant of equity-based long-term incentive awards to Company executives during 2015 (the “2015 LTI Grants”) and their terms will be in accordance with the terms established by the Company’s Board of Directors in connection with the 2015 LTI Grants.

Pursuant to the Offer Letter, the Company will compensate Mr. Lehner for temporary living expenses in Chicago, including transportation costs for weekly travel between Chicago and his home in Cleveland, through August 31, 2016. It will also provide Mr. Lehner financial support for his relocation to the Chicago area.

Mr. Lehner’s employment will be “at-will” and his appointment is subject to his execution of a confidentiality, non-competition and non-solicitation agreement (“Non-Competition Agreement”) prior to the effective date of his appointment. In the event that the Company terminates his employment without cause, he will, subject to his execution of a release in favor of the Company and its affiliates, be entitled to an amount equal to eighteen months of his then current base salary (the “Severance Payment”). The details and conditions relating to the Severance Payment will be more fully set forth in the Non-Competition Agreement.

A copy of the Company’s press release announcing Mr. Lehner’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein. A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated by reference herein. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Offer Letter.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

10.1	Offer Letter Agreement, dated May 7, 2015, by and between Ryerson Holding Corporation and Edward J. Lehner.

99.1	Press Release, dated May 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2015

RYERSON HOLDING CORPORATION

By:	/s/ Mark S. Silver
Name:	Mark S. Silver

Title:	Vice President, Managing Counsel and Secretary

Exhibit Index

Exhibit #	Description

10.1	Offer Letter Agreement, dated May 7, 2015, by and between Ryerson Holding Corporation and Edward J. Lehner.

99.1	Press Release, dated May 8, 2015

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